2017 FLORIDA LIMITED LIABILITY COMPANY REINSTATEMENT

FILED
Jan 12, 2017
Secretary of State
CR9147808622

DOCUMENT# L14000046206

Entity Name: THE GREATER CANNABIS COMPANY, LLC

Current Principal Place of Business:

735 ARLINGTON AVE N
SUITE 308
ST. PETERSBURG, FL 33701

Current Mailing Address:

P.O. BOX 521
ST. PETERSBURG, FL 33731 US

FEI Number: 30-0842570

Certificate of Status Desired: No

Name and Address of Current Registered Agent:

SYLIOS CORP
735 ARLINGTON AVE N
SUITE 308
ST. PETERSBURG, FL 33701 US

The above named entity submits this statement for the purpose of changing its registered office or registered agent, or both, in the State of Florida.

SIGNATURE: WAYNE ANDERSON 01/12/2017

Electronic Signature of Registered Agent Date

Authorized Person(s) Detail :

Title	MGR
Name	SYLIOS CORP
Address	735 ARLINGTON AVE N, SUITE 308
City-State-Zip:	ST. PETERSBURG FL 33701

I hereby certify that the information indicated on this report or supplemental report is true and accurate and that my electronic signature shall have the same legal effect as if made under oath; that I am a managing member or manager of the limited liability company or the receiver or trustee empowered to execute this report as required by Chapter 605, Florida Statutes; and that my name appears above, or on an attachment with all other like empowered.

SIGNATURE: WAYNE ANDERSON PRESIDENT OF MANAGING MEMBER 01/12/2017

Electronic Signature of Signing Authorized Person(s) Detail Date